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                                                  EXHIBIT 10.1

                                                  EXECUTION COPY

                   FIFTH AMENDMENT AND WAIVER
     This FIFTH AMENDMENT AND WAIVER (this "Amendment") is dated as of November 18, 2004 and is entered into by and between DAN RIVER INC., a Georgia corporation, as debtor and debtor in possession (the "Borrower") and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as the Agent for the Lenders under the Credit Agreement referred to below (in such capacity, the "Agent").
                            RECITALS:
                            ---------

     WHEREAS, pursuant to that certain Post-Petition Credit Agreement, dated as of April 1, 2004, by and among (among others) the Borrower, the Agent and the lenders from time to time party thereto (collectively, the "Lenders") (as amended by the Amendment thereto dated May 27, 2004, the Second Amendment thereto dated July 20, 2004, the Third Amendment thereto dated July 31, 2004, the Fourth Amendment and Waiver thereto dated August 18, 2004, and as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), the Lenders have agreed to make certain Loans and issue certain Letters of Credit to and for the benefit of the Borrower;

     WHEREAS, pursuant to the Fourth Amendment and Waiver, dated as of August 18, 2004 (the "Fourth Amendment"), the Agent, upon the written consent of the Majority Lenders, waived for a limited period of time the defaults specified therein subject to the conditions set forth therein;

     WHEREAS, in connection with certain disputes among the Borrower, the Agent and the Lenders, the Bankruptcy Court permitted the Borrower to borrow funds from certain purchasers of the Senior Notes in an amount up to $10,000,000 on a super-priority basis (the "Noteholder DIP Facility" and the loans made thereunder, the "Noteholder DIP Loans");

     WHEREAS, in furtherance of the settlement of such disputes, the Agent, upon the written consent of the Majority Lenders, is willing to waive certain defaults under the Credit Agreement and to agree to certain amendments to the Credit Agreement as more fully described herein; provided that the Noteholder DIP Loans are repaid in full, the Noteholder DIP Facility is terminated and the interim order of the Bankruptcy Court entered on November 2, 2004 approving the Noteholder DIP Facility (the "Interim Order") is vacated in its entirety by entry of an order of the Bankruptcy Court (the "Consent Order"), in each case, on the date hereof; and

     WHEREAS, unless otherwise defined herein, capitalized terms used in this Amendment shall have the same definitions as are contained in the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the foregoing recitals herein, the parties hereto agree as follows.

                           SECTION I.
                         ACKNOWLEDGMENTS

     1.1 Acknowledgment of Liens and Grant of Security Interests. The Borrower acknowledges that it has granted the Agent, for the benefit of the Secured Parties, security interests in and liens upon the Collateral pursuant to the Collateral Documents and the Final Order, which security interests and liens are perfected and, except where otherwise permitted thereunder, of the first priority (after giving effect to the repayment of the Noteholder DIP Loans, the termination of the Noteholder DIP Facility and the vacating of the Interim Order) and which security interests and liens secure the obligations of the Borrower and the other Credit Parties to the Secured Parties under the Credit Documents. The Borrower further acknowledges the prior execution and delivery of the Collateral Documents to the Agent, for the benefit of the Secured Parties, and that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents and the Final Order (except as modified herein and in the Consent Order) remain in full force and effect and the rights and remedies of the Agent and the Secured Parties thereunder, the obligations of the Borrower and the other Credit Parties thereunder, and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.

                           SECTION II.
                             WAIVER

     2.1 Waiver. The Agent, upon the consent of the Majority Lenders, hereby agrees to waive, to the extent necessary and applicable, any Default or Event of Default arising as a result of the expiration of the Fourth Amendment (and any Default or Event of Default arising from the failure to comply with Section 7.1(g) of the Credit Agreement with respect to any such Default or Event of Default). After giving effect to such waiver, the Borrower, the Agent and the Majority Lenders hereby acknowledge and agree that no other Default or Event of Default has occurred and is continuing as of the date hereof under the Credit Agreement or any other Credit Document.

     2.2 Limitation. Nothing in this Amendment, nor in any communication between the Agent and/or any of the other Secured Parties and the Borrower or any other Credit Party or any officer, agent, employee, or representative of the Borrower or any Credit Party, shall be construed as a waiver of or acquiescence to any Default or Event of Default (except as expressly set forth herein). Except as expressly provided herein, the execution and delivery of this Amendment shall not
(i) constitute an extension, modification or waiver of any aspect of the Credit Agreement or the other Credit Documents; (ii) extend the terms of the Credit Agreement or any other Credit Document or the due date of any of the Obligations; (iii) give rise to any obligation on the part of the Agent or the other Secured Parties to extend, modify or waive any term or condition of the Credit Agreement or any of the other Credit Documents; or
(iv) give rise to any rights of setoff, defenses or counterclaims to the right of the Agent and the other Secured Parties to compel payment and performance of the Obligations or to otherwise enforce any of their respective rights and remedies under the Credit Agreement and the other Credit Documents. Except as expressly limited herein, the Agent and the other Secured Parties hereby expressly reserve all of their defenses, rights and remedies under the Credit Documents and under applicable law or otherwise with respect to any Default or Event of Default.

                          SECTION III.
                           AMENDMENTS

     Subject to the terms and conditions set forth in this Amendment (including, without limitation, Article V) and in reliance on the representations and warranties of the Borrower set forth herein, the Credit Agreement is hereby amended as follows:

     3.1  Additional Defined Terms.       Section 1.1 of the
Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:

          ""Ableco Commitment" shall mean the revolving loan commitment of Ableco Finance LLC, on the terms and conditions set forth and described in the Confirmation Financing Commitment letter dated October 22, 2004 and entered into by Ableco Finance LLC and the Borrower."

          ""Consent Order" shall mean the consent order of the Bankruptcy Court, entered on November 18, 2004, among other things, vacating the interim order entered by the Bankruptcy Court on November 2, 2004 (and any findings of fact and conclusions of law that may have been made in connection therewith) and making certain modifications to the Final Order."

          ""CSG Loan Application" shall mean the term loan application of the Borrower delivered to CSG Investments, Inc. on October 22, 2004, on the terms and conditions set forth and described therein."

          ""Noteholder Commitment" shall mean the term loan commitment of certain purchasers of the Senior Notes, on the terms and conditions set forth and described in the $25,000,000 Senior Secured Term Note Facility commitment letter dated October 22, 2004 and entered into by certain purchasers of the Senior Notes and the Borrower."

     3.2  Modifications to Defined Terms.  Section 1.1 of the
Credit Agreement is hereby further amended as follows:

          (a) Clause (b) of the definition of "Borrowing Base" is amended by deleting it in its entirety and replacing it with the following new clause (b): "[Intentionally omitted]."

          (b) The definition of "Budget" is amended by deleting the last sentence thereof.

          (c) The definition of "Eligible Accounts Receivable" is amended as follows:

               (i) clause (d) is amended by deleting the phrase "(other than in respect of Kmart Corporation and its Affiliates)" in the first and second lines thereof and inserting the words "or Kmart Corporation and its Affiliates" immediately after the words "Wal-mart Corporation and its Affiliates" in the fourth line thereof;

               (ii) clause (r) is amended by deleting the phrase
          "; or" at the end thereof and replacing it with a period; and

               (iii)     clause (s) is deleted in its entirety.

     3.3  Modifications Relating to Final Order.

          (a) Section 5.2(h)(iii) of the Credit Agreement is hereby amended by inserting the phrase "(except as modified by the Consent Order)" at the end thereof.

          (b) Section 6.30 of the Credit Agreement is hereby amended by inserting the phrase "(except as modified by the Consent Order)" at the end of the second sentence thereof.

          (c) Section 6.31(c) of the Credit Agreement is hereby amended by inserting the phrase "(except, in the case of the Final Order, as modified by the Consent Order)" at the end thereof.

          (d) Section 9.1(o)(i)(A) of the Credit Agreement is hereby amended by inserting the phrase "(except, in the case of the Final Order, as modified by the Consent Order)" at the end thereof.

          (e) Section 9.1(p)(v) of the Credit Agreement is hereby amended by inserting the phrase ", except, in the case of the Final Order under this clause (v), as modified by the Consent Order" at the end thereof.

     3.4 Reporting Requirements. Clause (k) of Section 7.1 is hereby deleted in its entirety and replaced with the following new clause (k): "as soon as practicable and in any event no later than Wednesday of each week, the Borrower shall deliver to the Agent (i) an update to the then current Budget, depicting, among other things, cash flow projections for the immediately succeeding 16-week period, together with an explanation of the material assumptions on which such projections are based and a variance report comparing actual cash receipts and disbursements for the preceding week and for all other weeks since the delivery of such Budget against the cash receipts and disbursements reflected in such Budget and (ii) an update and status report as to the Ableco Commitment, the CSG Loan Application and the Noteholder Commitment (including, without limitation, a report as to the Borrower's progress in satisfying the conditions set forth therein), it being acknowledged and agreed that the Borrower shall immediately notify the Agent if any of the Ableco Commitment, the CSG Loan Application or the Noteholder Commitment has been terminated, expired or otherwise ceased to be in full force and effect."

     3.5 Covenant Relief. Sections 8.1, 8.23, and 9.1(s) are hereby deleted in their entirety and replaced with the phrase
"[intentionally omitted]".

     3.6  Plan of Reorganization.  Section 9.1 of the Credit
Agreement is hereby further amended as follows:

          (a) the phrase "an order approving the disclosure statement in respect of each such Plan of Reorganization shall have been entered by the Bankruptcy Court on or before November 1, 2004;" in clause (r) thereof is deleted;

          (b) the date "January 1, 2005" in the eighth line of clause (r) thereof is deleted and replaced with the date
     "January 31, 2005";

          (c) the phrase "or any such Plan of Reorganization shall fail to become effective on or before March 1, 2005; or" in clause (r) thereof is deleted and replaced with the phrase "or any such Plan of Reorganization shall fail to become effective on or before February 15, 2005 (subject to extension to a date not later than March 31, 2005 if and to the extent necessary to avoid adverse tax consequences associated with the sale of the Borrower's Engineered Products division);"

          (d) the period at the end of clause (s) is deleted and replaced with the phrase "; or" and the following new clause
     (t) is inserted: "the Noteholder Commitment shall have been terminated, expired or otherwise ceased to be in full force and effect; provided, however, that if the CSG Loan Application shall have been formally approved by CSG Investments, Inc. prior to such termination, no Event of Default shall occur under this Section 9.1(t) as long as the approved CSG Loan Application remains in full force and effect."

          (e)  the following new paragraph is added at the end of
     Section 9.1:

               "In addition to the foregoing Events of Default, it shall be an immediate Event of Default hereunder if the Borrower, any Subsidiary of the Borrower, any other Credit Party or any other party on behalf of the Borrower, any Subsidiary of the Borrower or any other Credit Party, files or supports any Plan of Reorganization that does not provide for (i) the payment of all Obligations and other claims of the Secured Parties in full in cash on the effective date of such Plan of Reorganization and (ii) the release of claims against the Secured Parties, and the exculpation from liability of the Secured Parties, in each case, in the manner and using language set forth in clauses (A) and (B) of the immediately succeeding paragraph (and the Agent and the Majority Lenders shall be satisfied in their sole and absolute discretion that the remainder of the applicable Plan of Reorganization and the order of the Bankruptcy Court confirming such Plan of Reorganization do not alter, modify or qualify such language). No further consent or approval of the Agent or the Lenders shall be required with respect to (and the Lenders hereby agree to support) any Plan of Reorganization to the extent such Plan of Reorganization provides for each of the foregoing.

               Any Plan of Reorganization shall include release and exculpation language as follows: (A) pursuant to section 1123(b)(3) of the Bankruptcy Code, as of the effective date of such Plan of Reorganization, the Borrower, each of its Subsidiaries and each other Credit Party, in their individual capacities and as debtors in possession for and on behalf of their respective estates, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged each and every Secured Party (and each and every secured party under the Pre-Petition Credit Agreement), and each of their respective present or former members, partners, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents and any of their respective successors and assigns (collectively, the "Released Parties") for and from any and all claims, obligations, liabilities, losses, expenses or causes of action of any kind or nature whatsoever existing as of the effective date of such Plan of Reorganization and howsoever arising, including but not limited to in any manner arising from, based on or relating to, in whole or in part, the Pre-Petition Credit Agreement, this Agreement or any other Credit Document, the Credit Parties, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in such Plan of Reorganization, the business or contractual arrangements between any Credit Party and any Released Party, or any act or omission related to the Bankruptcy Cases or such Plan of Reorganization (the reorganized debtors shall be bound, to the same extent the Credit Parties are bound, by all of the releases set forth above) and (B) the Credit Parties, the reorganized debtors, the unsecured creditors committee, the members of the unsecured creditors committee in their capacities as such, the indenture trustee under the Senior Notes, in its capacity as such, and the Released Parties, shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another or to any holder of any claim or interest, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Bankruptcy Cases, the negotiation and filing of the applicable Plan of Reorganization, the filing of the Bankruptcy Cases, the pursuit of confirmation of the applicable Plan of Reorganization, the consummation of the applicable Plan of Reorganization, or the administration of the applicable Plan of Reorganization or the property to be distributed under the applicable Plan of Reorganization, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the applicable Plan of Reorganization. No holder of any claim or interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this provision for any act or omission in connection with, relating to or arising out of the Bankruptcy Cases, the pursuit of confirmation of the applicable Plan of Reorganization, the consummation of the applicable Plan of Reorganization, or the administration of the applicable Plan of Reorganization or the property to be distributed under the applicable Plan of Reorganization."

                           SECTION IV.
                 REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Agent and the other Lenders as of the date hereof as follows:

     4.1 Corporate Power. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the other Credit Documents. The execution, delivery and performance by the Borrower of this Amendment, and the performance by the Borrower and by each other Credit Party of each Credit Document to which it is a party have been duly approved by all necessary corporate action of such Credit Party and no other corporate proceedings on the part of such Credit Party are necessary to consummate such transactions.

     4.2 Authorization and Enforceability. This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and each other Credit Document is the legal, valid and binding obligation of each Credit Party party hereto and thereto, enforceable against such Credit Party in accordance with its terms, and is in full force and effect.

     4.3 Defaults. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.

     4.4 Noteholder DIP Facility. Other than the Credit Agreement and the Noteholder DIP Facility, neither the Borrower nor any Credit Party is party to or a borrower under any debtor in possession financing and the Noteholder DIP Loans (together with interest thereon in an amount equal to $1,304,452.08) are the only amounts owing under the Noteholder DIP Facility.

                           SECTION V.
                   CONDITIONS TO EFFECTIVENESS

     This Amendment shall not be effective until each of the following conditions precedent shall have been satisfied.

     5.1  Execution.  The Agent, on behalf of the Majority
Lenders, shall have executed this Amendment and shall have received counterparts of this Amendment executed by the Borrower and acknowledged by each Guarantor.

     5.2 Representations and Warranties. Each of the representations and warranties in Section 4 above shall be true and correct as of the date of this Amendment.

     5.3 Payment of Fees and Expenses. The Borrower shall have paid all of the accrued fees and expenses of the Agent and the Lenders (including, without limitation, the fees and disbursements of counsel for the Agent) for which invoices shall have been submitted.

     5.4 Majority Lender Consent. The Majority Lenders shall have consented in writing to the execution and delivery of this Amendment by the Agent (or the Agent shall have received evidence satisfactory to it that such written consent has been provided).

     5.5 Repayment of Noteholder DIP Loans. Any amounts previously funded and then owing or outstanding under the Noteholder DIP Facility or otherwise constituting Noteholder DIP
Loans shall have been repaid in full (with proceeds to be drawn under the Credit Agreement) and the Noteholder DIP Facility shall have been terminated.

     5.6 Bankruptcy Court Findings. The Interim Order, any subsequent orders that may have been entered by the Bankruptcy Court in connection therewith (other than the order approving this Amendment) and any findings of fact or conclusions of law that may have been made by the Bankruptcy Court in the hearing on November 1, 2004 shall have been vacated to the satisfaction of the Agent and its counsel.

                           SECTION VI.
                         MISCELLANEOUS.

     6.1 Limited Effect. Except as otherwise expressly set forth herein, the Credit Agreement and each other Credit Document shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms and are hereby confirmed and ratified. To the extent that any existing provision of the Credit Agreement or any other Credit Document is inconsistent with the specific provisions of this Amendment, the provisions of this Amendment shall control.

     6.2 No Novation. This Amendment shall not be deemed or construed to be a satisfaction, restatement, novation or release of the Credit Agreement or of any of the other Credit Documents or a waiver by the Agent or any Lender of any of the defenses, rights or remedies of the Agent and the Lenders under the Credit Agreement or any of the other Credit Documents or at law or in equity or otherwise.

     6.3 Reaffirmation. The Borrower hereby reaffirms each and every covenant, condition, obligation and provision set forth in the Credit Documents.

     6.4 Additional Action. The parties agree to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes and intent of this Amendment.

     6.5 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     6.6 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.7  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY,
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW
PRINCIPLES.

     6.8 Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     6.9 Construction. The Borrower acknowledges that it has been represented by its own legal counsel in connection with the negotiation, execution and delivery of this Amendment, that it has exercised independent judgment with respect to this Amendment, and that it has not relied on the Agent or any Lender or on the Agent's or any Lender's counsel for any advice with respect to this Amendment.

                    [Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date first set forth above.

                         BORROWER:

                         DAN RIVER INC., a Georgia corporation,
                         as debtor and debtor in possession

                             /s/ Barry F. Shea
                         By: -------------------------------
                             Name:  Barry F. Shea
                             Title:  Executive Vice President-
                                     Chief Financial Officer

                         AGENT:

                         DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Agent for and on behalf of the Lenders

                             /s/ Albert Fischetti
                         By: -------------------------------
                         Name:  Albert Fischetti
                         Title: Director

ACKNOWLEDGED BY:

GUARANTORS:

DAN RIVER INTERNATIONAL LTD., a Virginia corporation, as debtor and debtor in possession

     /s/ Barry F. Shea
By:  ------------------------------
Name:  Barry F. Shea
Title: Executive Vice President-
       Chief Financial Officer


                   [signature page continues]

DAN RIVER FACTORY STORES, INC., a
Georgia corporation, as debtor and debtor in possession

     /s/ Barry F. Shea
By:  ------------------------------
Name:  Barry F. Shea
Title:  Executive Vice President-
        Chief Financial Officer


THE BIBB COMPANY LLC, a Delaware limited liability company, as debtor and debtor in possession

     /s/ Barry F. Shea
By:  ------------------------------
Name:  Barry F. Shea
Title:  Executive Vice President-
        Chief Financial Officer